                                  SCHEDULE 1

         The Reporting Persons have engaged in the following transactions in Shares since December 23, 1999, the last day on which a transaction in the Shares by the Reporting Persons was reported on the Schedule 13D.


Transaction             Number of           Price
   Date                  Shares           Per Share*      Purchaser
-----------             ---------         ----------      ---------
02-24-00                  6,060             1.2283          Bisco
02-28-00                  1,000             1.3125          Bisco
02-29-00                  4,401             1.3537          Bisco
03-01-00                  1,840             1.3750          Bisco
03-02-00                  5,900             1.3750          Bisco
03-03-00                    200             1.3750          Bisco
03-06-00                 12,659             1.3627          Bisco
03-10-00                  3,300             1.3750          Bisco
03-10-00                  3,380             1.3125          Plan

* Excluding commissions


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